As filed with the Securities and Exchange Commission on May 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Armand-Frappier Blvd. Laval, Québec Canada	H7V 4A7
(Address of Principal Executive Offices)	(Zip Code)

Stock Option Plan

(Full title of the plan)

C T Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Copy to:

François Desjardins BELLUS Health Inc. 275 Armand-Frappier Blvd. Laval, Québec Canada (450) 680-4551	Thomas M. Rose Troutman Sanders LLP 401 9th Street, NW Suite 1000 Washington, District of Columbia 20004 (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value, subject to outstanding options	277,042 shares	$3.43(3)	$950,254.06	$123.34
Common shares, no par value, not subject to outstanding options	1,716,639 shares	$10.78(4)	$18,505,368.42	$2,402.00
Total	1,993,681 shares		$19,455,622.48	$2,525.34

(1)	Common shares, no par value, of BELLUS Health Inc. (the “Registrant”) pursuant to the Registrant’s Stock Option Plan (effective May 15, 2012 and as amended February 26, 2020) (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional common shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Based on the weighted average exercise price of $3.43 of options granted under the Plan outstanding as of May 13, 2020.

(4)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the Nasdaq Global Market on May 13, 2020, which was $10.78 per share.

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement is being filed by the Registrant for the purpose of registering an additional 1,993,681 common shares issuable pursuant to the Plan. These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The Registrant previously registered common shares for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2019 (File No. 333-233922), and subsequently amended by Post-Effective Amendment No. 1 filed with the Commission on April 21, 2020. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Stock Option Plan (effective May 15, 2012) (incorporated herein by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233922), filed with the Commission on April 21, 2020)
4.2	Amended Stock Option Plan (effective February 26, 2020) (incorporated herein by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233922), filed with the Commission on April 21, 2020)
5.1	Opinion of Davies Ward Phillips & Vineberg LLP
23.1	Consent of Davies Ward Phillips & Vineberg LLP (included in the Opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included on the signature pages to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Québec, Canada, on May 14, 2020.

BELLUS HEALTH INC.
(Registrant)

By:	/s/ François Desjardins
François Desjardins Vice President, Finance

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto Bellini and François Desjardins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 14, 2020.

Signature	Title

/s/ Roberto Bellini	Chief Executive Officer and Director (Principal Executive Officer)
Roberto Bellini

/s/ François Desjardins	Vice President, Finance (Principal Financial and Accounting Officer)
François Desjardins

/s/ Francesco Bellini	Chairperson of the Board of Directors
Francesco Bellini

/s/ Youssef L. Bennani	Director
Youssef L. Bennani

/s/ Franklin M. Berger	Director
Franklin M. Berger

/s/ Clarissa Desjardins	Director
Clarissa Desjardins

Director
Chau Q. Khuong

/s/ Pierre Larochelle	Director
Pierre Larochelle

/s/ Joseph Rus	Director
Joseph Rus

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, in the City of Newark, State of Delaware, on May 14, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director